UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): July 28, 2015

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices (zip code))

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01.	Other Events.

On July 28, 2015, Harley-Davidson, Inc. (the “Company”) closed its sale of $450,000,000 aggregate principal amount of its 3.500% Senior Notes due 2025 (the “2025 Notes”) and $300,000,000 aggregate principal amount of its 4.625% Senior Notes due 2045 (together with the 2025 Notes, the “Notes”) in a public offering (the “Offering”) pursuant to an underwriting agreement dated July 23, 2015 (the “Underwriting Agreement”) among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Company filed a Current Report on Form 8-K dated July 23, 2015 with respect to its execution of the Underwriting Agreement and the Offering.

Net proceeds to the Company from the Offering were approximately $740.3 million, after deducting underwriters’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund repurchases of the Company’s common stock from time to time pursuant to its authorized share repurchase programs.

The Notes were registered under the Company’s registration statement on Form S-3 (Registration No. 333-202491) filed on March 4, 2015 with the Securities and Exchange Commission and were issued pursuant to an Indenture (the “Indenture”), dated as of July 28, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and an Officers’ Certificate, dated July 28, 2015 (the “Officers’ Certificate”), setting forth the terms of the Notes. The Indenture provides for customary events of default and further provides that if an event of default occurs and is continuing with respect to any series of the debt securities under the Indenture, then the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the debt securities of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding debt securities under the Indenture will become due and payable immediately.

If a change of control triggering event occurs, the Company is required to offer to repurchase the Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The descriptions of the Indenture and the Officers’ Certificate set forth above are qualified by reference to the Indenture and the Officers’ Certificate, filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Indenture, dated July 28, 2015, by and between Harley-Davidson, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

(4.2)	Officers’ Certificate, dated July 28, 2015, establishing the form of 3.500% Senior Notes due 2025 and 4.625% Senior Notes due 2045.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

BY:	/s/ Rebecca W. House
Rebecca W. House
Assistant Secretary

Date: July 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

(4.1)	Indenture, dated July 28, 2015, by and between Harley-Davidson, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

(4.2)	Officers’ Certificate, dated July 28, 2015, establishing the form of 3.500% Senior Notes due 2025 and 4.625% Senior Notes due 2045.

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